Exhibit 99.1

Bandwidth Announces First Quarter 2018 Financial Results

Total revenue of $53.0 million, up 34% year-over-year

CPaaS Revenue of $38.9 million, up 23% year-over-year

Active CPaaS Customers of 1,028, up 26% year-over-year

Dollar-based net retention rate of 115%, up from 109% in Q1 2017

Raleigh, NC—May 2, 2018 - Bandwidth Inc. (NASDAQ: BAND), a software company focused on communications for the enterprise, today announced financial results for the first quarter ended March 31, 2018.

“The first quarter was an outstanding start to 2018 driven by robust enterprise demand to embed voice, messaging and 911 into software applications,” stated David Morken, chief executive officer of Bandwidth. “Our better-than-expected results were driven by enterprise customers continuing to grow and innovate with our platform. We believe that Bandwidth is uniquely positioned to capitalize on our multi-billion-dollar market opportunity due to the versatility of our cloud-based software platform coupled with the reliability of an owned nationwide IP voice network.”

First Quarter 2018 Financial Highlights

•	Revenue: Total revenue for the first quarter of 2018 was $53.0 million, up 34% compared to $39.6 million for the first quarter of 2017. Within total revenue, CPaaS revenue was $38.9 million, up 23% compared to $31.6 million for the first quarter of 2017. Other revenue contributed the remaining $14.1 million for the first quarter of 2018, and included $6.3 million from the Verizon legal settlement. Other revenue was $8.0 million in the same period last year.

•	Gross Profit: Gross profit for the first quarter of 2018 was $27.6 million, compared to $18.1 million for the first quarter of 2017. Gross margin for the first quarter of 2018 was 52%, compared to 46% for the first quarter of 2017. Non-GAAP gross profit for the first quarter of 2018 was $28.7 million, compared to $19.1 million for the first quarter of 2017. Non-GAAP gross margin was 54% for the first quarter of 2018, compared to 48% for the first quarter of 2017. Excluding the legal settlement, our Non-GAAP gross profit and margin for the first quarter of 2018 would have been $22.5 and 48%, respectively.

•	Net Income: Net income for the first quarter of 2018 was $6.2 million, or $0.30 per share, based on 20.5 million weighted average diluted shares outstanding. During the first quarter of 2017, net income attributable to common stockholders was $2.6 million, or $0.20 per share, based on 13.0 million weighted average diluted shares outstanding for the first quarter of 2017.

Non-GAAP net income for the first quarter of 2018 was $6.7 million, or $0.33 per share, based on 20.5 million weighted average diluted shares outstanding. Excluding the legal settlement, Non-GAAP net income for the first quarter of 2018 would have been $2.3 million or $0.11 per diluted share. This compares to a Non-GAAP net income of $3.2 million, or $0.22 per share, based on 14.7 million weighted average diluted shares outstanding for the first quarter of 2017.

•	Adjusted EBITDA: Adjusted EBITDA was $10.7 million for the first quarter of 2018, compared to $6.8 million for the first quarter of 2017.

Additional information regarding the non-GAAP financial measures discussed in this release, including an explanation of these measures and how each are calculated are included below under the heading “Non-GAAP Financial Measures.” A reconciliation of GAAP to non-GAAP financial measures has also been provided in the financial tables included below.

First Quarter 2018 Key Metrics

•	The number of active CPaaS customers was 1,028 as of March 31, 2018, an increase of 26% from 819 as of March 31, 2017.

•	The dollar-based net retention rate was 115% during the first quarter of 2018, compared to 109% during the first quarter of 2017.

Additional information regarding our active CPaaS customers and dollar-based net retention rate and how each are calculated are included below.

Financial Outlook

As of May 2, 2018, Bandwidth is providing guidance for its second quarter and full year 2018 as follows:

•	Second Quarter 2018 Guidance: CPaaS revenue is expected to be in the range of $38.5 million to $39.0 million. Total revenue is expected to be in the range of $45.1 million to $45.6 million. Non-GAAP loss per share is expected to be in the range of ($0.11) to ($0.14) per share, using 17.7 million weighted average basic shares outstanding.

•	Full Year 2018 Guidance: CPaaS revenue is expected to be in the range of $159.0 million to $160.5 million. Total revenue is expected to be in the range of $193.1 million to $194.6 million. Non-GAAP earnings per share (“EPS”) is expected to be in the range of approximately break-even to a loss of ($0.11) per share, using 17.7 million weighted average basic shares outstanding.

Bandwidth has not reconciled its second quarter and full-year guidance related to non-GAAP net income to GAAP net income and non-GAAP EPS to GAAP EPS, because stock-based compensation cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation is not available without unreasonable effort.

Quarterly Conference Call

Bandwidth will host a conference call today at 5:00 p.m. Eastern Time to review the Company’s financial results for the first quarter ended March 31, 2018. To access this call, dial (877) 407-0792 for the U.S. or Canada, or (201) 689-8263 for international callers. A live webcast of the conference call will be accessible from the Investors section of Bandwidth’s website at https://investors.bandwidth.com, and a recording will be archived and accessible at https://investors.bandwidth.com. An audio replay of this conference call will also be available through May 16, 2018, by dialing (844) 512-2921 for the U.S. or Canada, or (412) 317-6671 for international callers, and entering passcode 13678214.

About Bandwidth Inc.

Bandwidth (NASDAQ: BAND) is a software company focused on communications for the enterprise. Companies like Google, Microsoft, and Ring Central use Bandwidth’s APIs to easily embed voice, messaging and 9-1-1 access into software and applications. Bandwidth is the first and only CPaaS provider offering a robust selection of communications APIs built around their own nationwide IP voice network- one of the largest in the nation. More information available at www.bandwidth.com.

Forward-Looking Statements

This press release includes forward-looking statements. All statements contained in this press release other than statements of historical facts, including, without limitation, statements regarding our future financial and business performance for the second quarter 2018 and full-year 2018, attractiveness of our product offerings and platform and the value proposition of our products, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “guide,” “may,” “will” and similar expressions and their negatives are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks and uncertainties, including, without limitation, risks related to our rapid growth and ability to sustain our revenue growth rate, competition in the markets in which we operate, market growth, our ability to innovate and manage our growth, our ability to expand effectively into new markets, our ability to operate in compliance with applicable laws as well as other risks and uncertainties set forth in the “Risk Factors” section of our prospectus related to the initial public offering (IPO), filed with the Securities and Exchange Commission pursuant to Rule 424(b)(4) under the Securities Act of 1933, as amended, on November 13, 2017 and subsequent reports that we file with the Securities and Exchange Commission. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, we cannot guarantee future results, levels of activity, performance, achievements or events and circumstances reflected in the forward-looking statements will occur. We are under no obligation to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations, except as required by law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.

Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with Generally Accepted Accounting Principles in the United States, or GAAP, we provide investors with certain non-GAAP financial measures and other business metrics, which we believe are helpful to our investors. We use these Non-GAAP financial measures and other business metrics for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. We believe that these Non-GAAP financial measures and other business metrics provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making.

The presentation of Non-GAAP financial information and other business metrics is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP.

While our Non-GAAP financial measures and other business metrics are an important tool for financial and operational decision-making and for evaluating our own operating results over different periods of time, we urge investors to review the reconciliation of these financial measures to the comparable GAAP financial measures included above, and not to rely on any single financial measure to evaluate our business.

We define Non-GAAP gross profit as gross profit after adding back depreciation and amortization and stock-based compensation. We add back depreciation and amortization and stock-based compensation because they are non-cash items. We eliminate the impact of these non-cash items because we do not consider them indicative of our core operating performance. Their exclusion facilitates comparisons of our operating performance on a period-to- period basis. Therefore, we believe that showing gross margin, as adjusted to remove the impact of these non- cash expenses, such as depreciation, amortization and stock-based compensation, is helpful to investors in assessing our gross profit and gross margin performance in a way that is similar to how management assesses our performance. We calculate Non-GAAP gross margin by dividing adjusted gross profit by revenue, expressed as a percentage of revenue.

We define Non-GAAP net income as net income adjusted for certain items affecting period to period comparability. Non-GAAP net income excludes stock-based compensation, amortization of acquired intangible assets related to the Dash acquisition, impairment charges of intangibles assets, loss (gain) on disposal of property and equipment, estimated tax impact of above adjustments.

We define adjusted EBITDA as net income adjusted to reflect the addition or elimination of certain income statement items including, but not limited to: income tax expense (benefit), interest expense, net, depreciation and amortization expense, stock-based compensation expense, impairment of intangible assets, and loss (gain) from disposal of property and equipment. We have presented Adjusted EBITDA because it is a key measure used by our management and board of directors to understand and evaluate our core operating performance, generate future operating plans, and make strategic decisions regarding the allocation of capital. In particular, we believe that the exclusion of certain items in calculating Adjusted EBITDA can produce a useful measure for period-to-period comparisons of our business.

We define Free Cash Flow as net cash provided by or used in operating activities less net cash used in investments of property, plant and equipment activities and capitalized development costs for software for internal use. We believe free cash flow is a useful indicator of liquidity and provides information to management and investors about the amount of cash generated from our core operations that can be used for investing in our business. Free cash flow has certain limitations in that it does not represent the total increase or decrease in the cash balance for the period, it does not take into consideration investment in long-term securities, nor does it represent the residual cash flows available for discretionary expenditures. Therefore, it is important to evaluate free cash flow along with our condensed consolidated statements of cash flows.

We believe that these Non-GAAP financial measures provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making.

While a reconciliation of Non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis as a result of the uncertainty regarding, and the potential variability of, many of these costs and expenses that we may incur in the future, we have provided a reconciliation of Non-GAAP financial measures and other business metrics to the nearest comparable GAAP measures in the accompanying financial statement tables included in this press release.

We define an active CPaaS customer account at the end of any period as an individual account, as identified by a unique account identifier, for which we have recognized at least $100 of revenue in the last month of the period. We believe that the use of our platform by active CPaaS customer accounts at or above the $100 per month threshold is a stronger indicator of potential future engagement than trial usage of our platform at levels below $100 per month. A single organization may constitute multiple unique active CPaaS customer accounts if it has multiple unique account identifiers, each of which is treated as a separate active CPaaS customer account.

Our dollar-based net retention rate compares the CPaaS revenue from customers in a quarter to the same quarter in the prior year. To calculate the dollar-based net retention rate, we first identify the cohort of customers that generate CPaaS revenue and that were customers in the same quarter of the prior year. The dollar-based net retention rate is obtained by dividing the CPaaS revenue generated from that cohort in a quarter, by the CPaaS revenue generated from that same cohort in the corresponding quarter in the prior year. When we calculate dollar-based net retention rate for periods longer than one quarter, we use the average of the quarterly dollar-based net retention rates for the quarters in such period.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND

COMPREHENSIVE INCOME

(In Thousands, Except Share and per Share Amounts)

(unaudited)

	Three Months Ended March 31,
	2017	2018
Revenue	$39,625	$53,012
Cost of revenue	21,566	25,364

Gross profit	18,059	27,648
Operating expenses:
Research and development	2,682	3,781
Sales and marketing	2,558	4,522
General and administrative	7,637	10,569

Total operating expenses	12,877	18,872

Operating income	5,182	8,776
Other (expense) income, net	(421)	49

Income before income taxes	4,761	8,825
Income tax provision	(1,772)	(2,634)

Net income	$2,989	$6,191

Other comprehensive loss:
Change in unrealized net loss on marketable securities, net of income tax benefit of $0 and $2, respectively	$—	$(6)

Total comprehensive income	$2,989	$6,185

Earnings per share:
Net income	$2,989	$6,191
Less: net income allocated to participating securities	391	—

Net income attributable to common stockholders	$2,598	$6,191

Net income per share:
Basic	$0.22	$0.35
Diluted	$0.20	$0.30
Weighted average number of common shares outstanding:
Basic	11,798,565	17,658,611
Diluted	12,972,609	20,484,753

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands)

(unaudited)

	December 31, 2017	March 31, 2018
Assets
Current assets:
Cash and cash equivalents	$37,627	$38,773
Marketable securities	—	8,492
Accounts receivable, net of allowance for doubtful accounts	21,225	24,404
Prepaid expenses and other current assets	6,400	6,953

Total current assets	65,252	78,622
Property and equipment, net	14,946	15,902
Intangible assets, net	7,643	7,478
Deferred costs, non-current	2,068	1,933
Other long-term assets	1,192	1,047
Goodwill	6,867	6,867
Deferred tax asset	6,526	3,915

Total assets	$104,494	$115,764

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,025	$3,154
Accrued expenses and other current liabilities	15,633	14,471
Current portion of deferred revenue and advanced billings	5,768	7,080
Current portion of long-term debt and capital lease obligations	92	67

Total current liabilities	24,518	24,772
Other liabilities	716	704
Deferred revenue, net of current portion	2,549	7,113

Total liabilities	27,783	32,589
Stockholders’ equity:
Class A and Class B common stock	17	18
Additional paid-in capital	102,465	102,743
Accumulated deficit	(25,771)	(19,580)
Accumulated other comprehensive loss	—	(6)

Total stockholders’ equity	76,711	83,175

Total liabilities and stockholders’ equity	$104,494	$115,764

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

(unaudited)

	Three Months Ended March 31,
	2017	2018
Operating activities
Net income	$2,989	$6,191
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	1,376	1,387
Accretion of bond discount	—	(6)
Amortization of debt issuance costs	32	16
Stock-based compensation	246	493
Deferred taxes	1,562	2,611
Loss on disposal of property and equipment	9	9
Changes in operating assets and liabilities:
Accounts receivable	(166)	(3,179)
Prepaid expenses and other assets	(1,232)	(471)
Deferred costs	(401)	146
Accounts payable	(1,663)	(656)
Accrued expenses and other liabilities	(3,943)	(1,174)
Deferred revenue and advanced billings	222	5,876

Net cash (used in) provided by operating activities	(969)	11,243

Investing activities
Purchase of property and equipment	(130)	(961)
Capitalized software development costs	(677)	(441)
Purchase of marketable securities	—	(8,498)

Net cash used in investing activities	(807)	(9,900)

Financing activities
Borrowings on line of credit	4,000	—
Repayments on line of credit	(3,000)	—
Payments on capital leases	(15)	(25)
Repayments on term loan	(500)	—
Payment of costs related to the initial public offering	—	(285)
Proceeds from issuances of common stock	—	70
Proceeds from sale of fixed assets	3	—

Net cash provided by (used in) financing activities	488	(240)

Net (decrease) increase in cash, cash equivalents, and restricted cash	(1,288)	1,103

Cash, cash equivalents, and restricted cash, beginning of period	7,028	37,870

Cash, cash equivalents, and restricted cash, end of period	$5,740	$38,973

Supplemental disclosure of cash flow information
Cash paid during the year for interest	$549	$19

Cash (refunded) paid for taxes	$(33)	$90

Supplemental disclosure of noncash financing activities
Purchase of property and equipment, accrued but not paid	$247	$785

Unrealized loss on marketable securities, accrued but not realized	$—	$6

Reconciliation of Non-GAAP Financial Measures

(In Thousands, Except Share and per Share Amounts)

(Unaudited)

Non-GAAP Gross Profit and Non-GAAP Gross Margin

Consolidated

	Three Months Ended March 31,
	2017	2018
	(In thousands)
Consolidated Gross Profit	$18,059	$27,648
Depreciation	1,047	1,064
Stock-based compensation	20	18

Non-GAAP Gross Profit	$19,126	$28,730

Non-GAAP Gross Margin %	48%	54%

By Segment

CPaaS

	Three Months Ended March 31,
	2017	2018
	(In thousands)
CPaaS Gross Profit	$13,419	$16,992
Depreciation	1,047	1,064
Stock-based compensation	20	18

Non-GAAP Gross Profit	$14,486	$18,074

Non-GAAP Gross CPaaS Margin %	46%	46%

There are no non-GAAP adjustments to gross profit for the Other segment.

Adjusted EBITDA

	Three Months Ended March 31,
	2017	2018
	(In thousands)
Net income	$2,989	$6,191
Income tax provision	1,772	2,634
Interest expense, net	421	(49)
Depreciation	1,166	1,222
Amortization	210	165
Stock-based compensation	246	493
Loss on disposal of property and equipment	9	9

Adjusted EBITDA	$6,813	$10,665

Reconciliation of Non-GAAP Financial Measures

(In Thousands, Except Share and per Share Amounts)

(Unaudited)

Non-GAAP Net Income

	Three Months Ended March 31,
	2017	2018
	(In thousands)
Net income	$2,989	$6,191
Stock-based compensation	246	493
Amortization related to acquisitions	130	130
Loss on disposal of property and equipment	9	9
Estimated tax effects of adjustments	(146)	(160)

Non-GAAP net income	$3,228	$6,663

Non-GAAP net income per Non-GAAP share
Basic	$0.24	$0.38
Diluted	$0.22	$0.33
Non-GAAP Weighted Average Number of Shares outstanding
Basic	11,798,565	17,658,611
Series A redeemable convertible preferred stock outstanding	1,775,000	—

Non-GAAP Basic Shares	13,573,565	17,658,611

Diluted	12,972,609	20,484,753
Series A redeemable convertible preferred stock outstanding	1,775,000	—

Non-GAAP Diluted Shares	14,747,609	20,484,753

Free Cash Flow

	Three Months Ended March 31,
	2017	2018
	(In thousands)
Net cash (used in) provided by operating activities	$(969)	$11,243
Net cash used in investing in capital assets (1)	(807)	(1,402)

Free cash flow	$(1,776)	$9,841

(1) Represents the acquisition cost of property, equipment and capitalized development costs for software for internal use.

Investor Contact

Marc P. Griffin

ICR, Inc., for Bandwidth

919-283-5993

ir@bandwidth.com